                                                                     Exhibit 3.1
                                                                    ------------


                               AMENDED AND RESTATED

                             ARTICLES OF INCORPORATION

                                        OF

                                PACTEL CORPORATION


  T. F. DiStefano and P. H. White certify that:

       1. They are a Vice President and an Assistant Secretary, respectively, of PacTel Corporation, a California corporation.

       2. The Articles of Incorporation of the corporation are amended and restated to read as follows:


            FIRST:  The name of the corporation is:

                           PacTel Corporation

            SECOND: The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

            THIRD:

       A. The corporation is authorized to issue two classes of shares, to be designated respectively Preferred Stock ("Preferred Stock") and Common Stock ("Common Stock"). The total number of shares of capital stock that the corporation is authorized to issue is 1,150,000,000, of which 50,000,000 shall be Preferred Stock and 1,100,000,000 shall be Common Stock. Both the Preferred Stock and Common Stock shall have a par value of $.01 per share.

       B. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the corporation (the "Board of Directors") is expressly authorized to provide for the issue of all or any of the shares of the Preferred Stock in one or more series, and to fix the designation and number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such shares and as may be permitted by the General Corporation Law of California. The Board of Directors is also expressly authorized to increase or decrease (but not below the number of shares of such series then outstanding plus the number of shares of such series issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the corporation) the number of shares of any series subsequent to the issue of shares of that series. If the number of shares of any such series shall be so decreased, the shares constituting such


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

  decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

       C. The first series of Preferred Stock is designated as "Series A Participating Preferred Stock." The number of shares constituting such series shall be 6,000,000, and the rights, preferences, privileges and restrictions granted to or imposed upon the shares of the Series A Participating Preferred Stock or the holders thereof are as follows:

       1.   Dividends and Distributions.

       (a) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Participating Preferred Stock with respect to dividends, the holders of shares of Series A Participating Preferred Stock in preference to the holders of shares of Common Stock of the corporation and any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Participating Preferred Stock in an amount per share (rounded to the nearest cent) equal to the greater of (x) $2.50, or (y) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Participating Preferred Stock. In the event the corporation shall at any time after the close of business on July 22, 1993 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, by reclassification or otherwise, then in each such case the amount to which holders of shares of Series A Participating Preferred Stock were entitled immediately prior to such event under clause (x) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

       (b) The corporation shall declare a dividend or distribution on the Series A Participating Preferred Stock as provided in paragraph (a) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $2.50 per share on the Series A Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

       (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A


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

  Participating Preferred Stock unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

       2.   VOTING  RIGHTS.   The holders  of  shares of  Series A Participating
  Preferred Stock shall have the following voting rights:

       (a) Subject to the provision for adjustment hereinafter set forth, each share of Series A Participating Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of the corporation. In the event the corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock into a greater number of shares, or (iii) combine the outstanding Common Stock into a smaller number of shares, by reclassification or otherwise, then in each such case the number of votes per share to which holders of shares of Series A Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such event.

       (b) Except as otherwise provided herein or by law, the holders of shares of Series A Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the corporation.

       (c)(i) If at any time dividends on any Series A Participating Preferred Stock shall be in arrears in an amount equal to six quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series A Participating Preferred Stock) with dividends in arrears in an amount equal to six quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two Directors.

       (ii) During any default period, such voting right of the holders of Series A Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 2(c) or at any annual meeting of shareholders, and thereafter at annual meetings of


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

  shareholders, provided that such voting right shall not be exercised unless the holders of thirty-three and one-third percent (33-1/3%) in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two Directors or, if such right is exercised at an annual meeting, to elect two Directors. After the holders of Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Participating Preferred Stock.

       (iii) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any shareholder or shareholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the President, a Vice President or the Secretary of the corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this paragraph
  (c)(iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the corporation. Such meeting shall be called for a time not earlier than ten days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any shareholder or shareholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this paragraph (c)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the shareholders.

            (iv) In any default period, the holders of Common Stock, and other classes of stock of the corporation, if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right to elect two Directors voting as a class, after the exercise of which right (x) the Directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in paragraph (c)(ii) of this Section 2) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant. References in this paragraph (c) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

       (v) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect Directors shall cease,
  (y) the term of any Directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of Directors shall be such number as may be provided for in, or pursuant to, the Articles of Incorporation or By-Laws (such number being subject, however, to change thereafter in any


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

  manner provided by law or in the Articles of Incorporation or By-Laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors, even though less than a quorum.

       (d) Except as set forth herein, holders of Series A Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

       3.   CERTAIN RESTRICTIONS.

       (a) Whenever quarterly dividends or other dividends or distributions payable on the Series A Participating Preferred Stock as provided in Section 1 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Participating Preferred Stock outstanding shall have been paid in full, the corporation shall not

       (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Participating Preferred Stock;

       (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Participating Preferred Stock except dividends paid ratably on the Series A Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

       (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Participating Preferred Stock provided that the corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Participating Preferred Stock; or

       (iv) purchase or otherwise acquire for consideration any shares of Series A Participating Preferred Stock or any shares of stock ranking on a parity with the Series A Participating Preferred Stock except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

       (b) The corporation shall not permit any subsidiary of the corporation to purchase or otherwise acquire for consideration any shares of stock of the corporation unless the corporation could, under paragraph (a) of this
  Section 3, purchase or otherwise acquire such shares at such time and in such manner.

       4.   REACQUIRED SHARES.   Any shares of  Series A Participating Preferred
  Stock  purchased  or  otherwise acquired  by  the  corporation  in any  manner


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

  whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

       5.   LIQUIDATION, DISSOLUTION OR WINDING UP.

       (a) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Participating Preferred Stock shall have received per share, the greater of $100 or 100 times the payment made per share of Common Stock, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in subparagraph (c) below to reflect such events as stock splits, stock dividends and recapitalization with respect to the Common Stock) (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Participating Preferred Stock and Common Stock, respectively, holders of Series A Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

       (b) In the event there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series A Participating Preferred Stock then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

       (c) In the event the corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, by reclassification or otherwise, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

       6.   CONSOLIDATION, MERGER,  ETC.   In case  the corporation  shall enter
  into  any consolidation, merger, combination or other transaction in which the


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

  shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event.

       7.   REDEMPTION.   The shares  of Series A Participating  Preferred Stock
  shall not be redeemable.

       8. RANKING. The Series A Participating Preferred Stock shall rank junior to all other series of the corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

       9. AMENDMENT. The Articles of Incorporation and the By-Laws of the corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least 66-2/3% of the outstanding shares of Series A Participating Preferred Stock voting separately as a class.

       10. FRACTIONAL SHARES. Series A Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Participating Preferred Stock.

            FOURTH:

       A. The authorized number of directors of the corporation shall not be less than three nor more than five; provided that effective upon the commencement of the annual meeting of shareholders of the corporation first following the filing of these Amended and Restated Articles of Incorporation and to the date of effectiveness of Paragraph B of this Article FOURTH, the authorized number of directors of the corporation shall not be less than six nor more than 11; and further provided that upon the effectiveness of Paragraph B of this Article FOURTH the authorized number of directors shall be not less than nine nor more than 17. The exact authorized number of directors shall be fixed from time to time, within the limits specified in this Article FOURTH, by resolution of the Board of Directors, or by a by-law or amendment thereof duly adopted by the Board of Directors or the affirmative vote of the holders of shares representing at least 66-2/3% of the outstanding shares of the corporation entitled to vote.

       B. The Board of Directors shall be divided into three classes, designated Class I, Class II and Class III, as nearly equal in number as


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

  possible, and the term of office of directors of one class shall expire at each annual meeting of shareholders, and in all cases as to each director until his successor shall be elected and shall qualify or until his earlier resignation, removal from office, death or incapacity. Additional directorships resulting from an increase in number of directors shall be apportioned among the classes as equally as possible. The initial terms of office shall be determined by resolution duly adopted by the Board of Directors. At each annual meeting of shareholders the number of directors equal to the number of directors of the class whose term expires at the time of such meeting (or, if less, the number of directors properly nominated and qualified for election) shall be elected to hold office until the third succeeding annual meeting of shareholders after their election. This Paragraph B of this Article FOURTH shall become effective only when (i) the corporation shall have become a "listed corporation" within the meaning of section 301.5 of the California Corporations Code and (ii) Pacific Telesis Group, a Nevada corporation ("Telesis"), shall have distributed to its shareholders shares of common stock of the corporation then owned by Telesis such that Telesis shall thereafter cease to hold of record a majority of the outstanding shares of Common Stock of the corporation (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934).

       C. Vacancies in the Board of Directors, including, without limitation, vacancies created by the removal of any director, may be filled by a majority of the directors then in office, whether or not less than a quorum, or by a sole remaining director.

            FIFTH: No shareholder may cumulate votes in the election of directors. This Article FIFTH shall become effective only when the corporation becomes a "listed corporation" within the meaning of section 301.5 of the California Corporations Code.

            SIXTH: The corporation shall indemnify any director or officer of the corporation in all circumstances in which indemnification is permitted by California law. The corporation shall advance the expenses of any director or officer in all circumstances in which such advancement of expenses is permitted by the provisions of section 317(f) of the California Corporations Code. In addition to the mandatory indemnification provided for in this Article SIXTH, and without otherwise limiting the corporation's ability to indemnify persons other than directors and officers by contract or otherwise, the corporation is authorized to indemnify agents (as defined in section 317 of the California Corporations Code and including any and all persons who have consented to serve as directors of the corporation) through by-law provisions, agreements with agents, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by section 317 of the California Corporations Code, to the fullest extent permissible under California law.

            SEVENTH:   The  liability of  the directors  of the  corporation for
  monetary damages shall be eliminated to the fullest extent permissible under California law.

            EIGHTH: Any action required or permitted to be taken by shareholders of the corporation must be taken at a duly called annual or special meeting of shareholders of the corporation, and no action may be taken by the written consent of the shareholders. This Article EIGHTH shall become effective only when Telesis shall have distributed to its shareholders shares of Common Stock of the corporation then owned by Telesis such that Telesis shall thereafter cease to hold a majority of the outstanding shares of Common


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

  Stock of the corporation (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934).

            NINTH: The corporation shall not assert any claim against Telesis or its subsidiaries (Telesis, together with such subsidiaries (other than the corporation and its subsidiaries), the "Telesis Companies"), or any officer, director or other affiliate of the Telesis Companies or of the corporation, for breach of any duty, including, but not limited to, the duty of loyalty or fair dealing, on account of a diversion of a corporate business opportunity to the Telesis Companies unless such opportunity relates solely to a business that the corporation has the right to elect to pursue, to the exclusion of the Telesis Companies, pursuant to the Separation Agreement between Telesis and the corporation dated as of October 7, 1993. Notwithstanding the foregoing, no such claim shall be made in any event if the corporation's directors who are not employees of any of the Telesis Companies disclaim such opportunity by a unanimous vote.

            TENTH: Notwithstanding any other provision of these Articles of Incorporation to the contrary, outstanding shares of stock of the corporation shall always be subject to redemption by the corporation, by action of the Board of Directors, if in the judgment of the Board of Directors such action should be taken, pursuant to applicable law, to the extent necessary to prevent the loss or secure the reinstatement of any license or franchise from any governmental agency held by the corporation or any of its subsidiaries to conduct any portion of the business of the corporation or any of its subsidiaries, which license or franchise is conditioned upon some or all of the holders of the corporation's stock possessing prescribed qualifications. The terms and conditions of such redemption shall be as follows:

       (a) the redemption price of the shares to be redeemed pursuant to this Article Tenth shall be equal to the Fair Market Value of such shares;

       (b) the redemption price of such shares may be paid in cash, Redemption Securities or any combination thereof;

       (c) if less than all the shares held by Disqualified Holders are to be redeemed, the shares to be redeemed shall be selected in such manner as shall be determined by the Board of Directors, which may include selection first of the most recently purchased shares thereof, selection by lot or selection in any other manner determined by the Board of Directors;

       (d) at least 30 days' advance written notice of the Redemption Date shall be given to the record holders of the shares selected to be redeemed
  (unless waived in writing by any such holder), provided that the Redemption Date may be the date on which written notice shall be given to record holders if the cash or Redemption Securities necessary to effect the redemption shall have been deposited in trust for the benefit of such record holders and subject to immediate withdrawal by them upon surrender of the stock certificates for their shares to be redeemed; and

       (e) from and after the Redemption Date, any and all rights of the owners of shares selected for redemption (including without limitation any rights to vote or receive dividends), shall cease and terminate and they shall thenceforth be entitled only to receive the cash or Redemption Securities payable upon redemption.

       For purposes of this Article TENTH:



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

       (i) "Disqualified Holder" shall mean any holder of shares of stock of the corporation whose holding of such stock, either individually or when taken together with the holding of shares of stock of the corporation by any other holders, may result, in the judgment of the Board of Directors, in the loss of, or the failure to secure the reinstatement of, any license or franchise from any governmental agency held by the corporation or any of its subsidiaries to conduct any portion of the business of the corporation or any of its subsidiaries.

       (ii) "Fair Market Value" of a share of the corporation's stock of any class or series shall mean the average Closing Price for such a share for each of the 45 most recent days on which shares of stock of such class or series shall have been traded preceding the day on which notice of redemption shall be given pursuant to Paragraph (d) of this Article TENTH; provided, however, that if shares of stock of such class or series are not traded on any securities exchange or in the over-the-counter market, "Fair Market Value" shall be determined by the Board of Directors in good faith. "Closing Price" on any day means the reported closing sales price or, in case no such sale takes place, the average of the reported closing bid and asked prices on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sales price or bid quotation for such stock on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such prices or quotations are available, the fair market value on the day in question as determined by the Board of Directors in good faith.

       (iii) "Redemption Date" shall mean the date fixed by the Board of Directors for the redemption of any shares of stock of the corporation pursuant to this Article TENTH.

       (iv) "Redemption Securities" shall mean any debt or equity securities of the corporation, any of its subsidiaries or any other corporation, or any combination thereof, having such terms and conditions as shall be approved by the Board of Directors and which, together with any cash to be paid as part of the redemption price, in the opinion of any nationally recognized investment banking firm selected by the Board of Directors (which may be a firm which provides other investment banking, brokerage or other services to the corporation), has a value, at the time notice of redemption is given pursuant to Paragraph (d) of this Article TENTH, at least equal to the price required to be paid pursuant to Paragraph (a) of this Article TENTH (assuming, in the case of Redemption Securities to be publicly traded, such Redemption Securities were fully distributed and subject only to normal trading activity).

            ELEVENTH: Without limiting its rights under the California Corporations Code, the Board of Directors is hereby authorized to create and issue, by dividend or otherwise and whether or not in connection with the issuance and sale of any of its stock or other securities or property, rights entitling the holders thereof to purchase from the corporation shares of stock or other securities of the corporation or any other corporation ("Rights") which Rights may be attached to and trade with the shares of Common Stock. The Rights may provide for different or discriminate treatment among the holders of the Rights in accordance with criteria selected by the Board of Directors in connection with the creation of the Rights, which criteria may include the number of shares of Common Stock held by a holder of Rights or the percentage of the outstanding shares of Common Stock of the corporation held by a holder of Rights.

            TWELFTH:   The Board of  Directors is expressly  authorized to make,
  amend or repeal the by-laws of the corporation, without any action on the part of the shareholders, solely by the affirmative vote of at least 66-2/3% of the directors of the corporation, except where approval of the shareholders is required by law. The by-laws may also be amended or repealed by the shareholders, but only by the affirmative vote of the holders of shares representing at least 66-2/3% of the outstanding shares of the corporation entitled to vote.

            THIRTEENTH: The amendment or repeal of Articles FOURTH, FIFTH, SIXTH, SEVENTH, EIGHTH, NINTH, TENTH, ELEVENTH, TWELFTH and THIRTEENTH shall require the approval of the holders of shares representing at least 66-2/3% of the outstanding shares of the corporation entitled to vote.

       3.   The  foregoing   amendment  and  restatement  of   the  Articles  of
  Incorporation has been duly approved by the Board of Directors.

       4. The foregoing amendment and restatement of the Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with section 902 of the California Corporations Code. The total number of outstanding shares of the corporation is 424,122,960. The foregoing amendment and restatement of the Articles of Incorporation was approved by 100% of the outstanding shares of the corporation entitled to vote with respect thereto. The percentage vote required was 66-2/3%. We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of our own knowledge.

  Dated:  November __, 1993.




                           __________________________________
                           T. F. DiStefano
                           Vice President




                           __________________________________
                           P. H. White
                           Assistant Secretary

















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